[STRADLING YOCCA CARLSON & RAUTH LETTERHEAD]

EXHIBIT 5.1

June 25, 2003

Ceradyne, Inc.

3169 Red Hill Avenue

Costa Mesa, California 94626

Re:	Registration Statement on Form S-3 — Registration No. 333-105883

Ladies and Gentlemen:

At your request, we have examined Registration Statement on Form S-3, Registration No. 333-105883, filed by Ceradyne, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on June 6, 2003 (as amended by Amendment No. 1 thereto and as may be further amended or supplemented, the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 2,070,000 shares of Common Stock, $0.01 par value per share, of the Company (the “Common Stock”). Said shares of Common Stock include 1,500,000 shares to be sold by the Company and 300,000 shares to be sold by the selling stockholder named in the Registration Statement, and also include up to an additional 225,000 shares which will be subject to an over-allotment option to be granted to the underwriters by the Company, and up to an additional 45,000 shares which will be subject to an over-allotment option to be granted to the underwriters by the selling stockholder. Said shares of Common Stock are to be sold to the underwriters as described in the Registration Statement for sale to the public.

As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the authorization, issuance and sale of the shares of the Common Stock.

Based on the foregoing, it is our opinion that the 2,070,000 shares of Common Stock, when issued and sold in the manner described in the Registration Statement, will be legally issued, fully paid and nonassessable.

Ceradyne, Inc.

June 25, 2003

Page Two

We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus which is a part of the Registration Statement.

Very truly yours,

STRADLING YOCCA CARLSON & RAUTH